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                                                                    EXHIBIT 99.1

                        Safe Harbor Compliance Statement
                         For Forward-Looking Statements

     In passing the Private Securities Litigation Reform Act of 1995, or the Reform Act, Congress encouraged public companies to make "forward-looking statements" by creating a safe harbor to protect companies from securities law liability in connection with these statements. Buckhead Community Bancorp, Inc. (the "Company") and Buckhead Community Bank, N.A. (the "Bank") intend to qualify both written and oral forward-looking statements for protection under the Reform Act and any other similar safe harbor provisions.

     "Forward-looking statements" are defined by the Reform Act. Generally, forward-looking statements include expressed expectations of future events and the assumptions on which these expectations are based. All forward-looking statements are inherently uncertain as they are based on various expectations and assumptions concerning future events and they are subject to numerous known and unknown risks and uncertainties that could cause actual events or results to differ materially from those projected. Due to those uncertainties and risks, the investment community is urged not to place undue reliance on the Company's written or oral forward-looking statements. The Company does not undertake any obligation to update or revise this Safe Harbor Compliance Statement for Forward-Looking Statements to reflect future developments. In addition, the Company does not undertake any obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

     The Company provides the following risk factor disclosure in connection with its continuing effort to qualify its written and oral forward-looking statements for the safe harbor protection of the Reform Act and any other similar safe harbor provisions. Important factors currently known to the Company's management that could cause actual results to differ materially from those in forward-looking statements include the disclosures contained in the Annual Report on Form 10-KSB to which this statement is appended as an exhibit and also include the following:

     Lack of Operating History; Lack of Profitability. Neither the Company nor the Bank has any significant operating history, thus making the prediction of future operating results difficult or impossible. As a bank holding company, the Company's profitability will depend upon the Bank's operations. The Bank's proposed operations are subject to the risks inherent in the establishment of any new business and, specifically, of a new bank. The Bank has incurred substantial initial expenses and may not be profitable for several years after commencing business, if ever. Shareholders are likely to experience dilution in the book value of the Company's common stock due to operating losses incurred and expected to continue to occur during the initial years of the Bank's operations.

     Dependence on Key Employee. As a new enterprise, the Company and the Bank are materially dependent on the performance of Marvin Cosgray, the President and Chief Executive Officer of the Company and the Bank. The loss of the services of Mr. Cosgray or his failure to
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perform his management functions in the manner anticipated by the Company could have a material adverse effect on the Company and the Bank. The Company has entered into an employment agreement with Mr. Cosgray (the "Employment Agreement") pursuant to which Mr. Cosgray is employed as President and Chief Executive Officer of the Bank. The Employment Agreement provides for the employment of Mr. Cosgray for a three-year term, subject to earlier termination by the Company for cause, upon the death or disability of Mr. Cosgray, or otherwise if a termination payment equal to six months of Mr. Cosgray's base salary is made, and by Mr. Cosgray upon 60 days written notice. The Employment Agreement restricts Mr. Cosgray's ability to compete with the Company or the Bank for a period of one year following his termination.

     Control of the Company; Purchases by Organizers. The organizers of the Company and the Bank (the "Organizers"), all of whom serve as directors of the Company and the Bank, and members of their immediate families are the owners of 750,000 shares of the Company's common stock, equal to 46.1% of all of the outstanding common stock of the Company. As a result of the stock ownership in the Company by the Organizers, together with the influence which may be exerted by such persons due to their positions as directors of the Company and the Bank, the Organizers as a group have substantial control of the Company and the Bank. The concentration of ownership may also have the effect of delaying or preventing a change of control of the Company or the Bank.

     Antitakeover Effects. Certain provisions of the Company's Articles of Incorporation and Bylaws may have the effect of discouraging attempts to takeover the Company, including: (i) provisions requiring prior notice of matters to be brought before meetings of shareholders; (ii) provisions requiring prior notice of nominees for election as directors; (iii) the ability of the Company's board of directors (the "Board of Directors") to issue additional shares of common stock and special stock authorized in the Articles of Incorporation without shareholder approval; and (iv) a provision of the Articles of Incorporation granting the Board of Directors the discretion, when considering whether a proposed merger or similar transaction is in the best interests of the Company and its shareholders, to take into account the effect of the transaction on the employees, customers and suppliers of the Company and upon the communities in which the offices of the Company are located. Any of these measures may impede the takeover of the Company without the approval of the Board of Directors.

     Absence of Trading Market. There currently is no market for the shares of the Company's common stock and it is not likely that any trading market will develop for these shares in the future. There are no present plans for the Company's common stock to be traded on any stock exchange or in the over-the-counter market. Furthermore, the concentration of ownership among the Organizers makes it even less likely that a trading market for the Company's common stock will develop. As a result, investors who may need or wish to dispose of all or part of their shares may be unable to do so except in private, directly negotiated sales. In addition, sales of substantial amounts of the Company's common stock by the Organizers or others could adversely affect prevailing market prices.

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     Established Competition.  The banking business is highly competitive, and the Bank is faced with strong competition from other commercial banks, as well as from savings institutions, mortgage banking firms, consumer finance companies, securities brokerage firms, insurance companies, money market mutual funds and other financial institutions operating in the Atlanta area. A number of these competitors are well established in the Buckhead area. Most of them have substantially greater resources and lending limits and a lower cost of funds than the Bank and may offer certain services, such as extensive and established branch networks and trust services, that the Bank either does not expect to provide or does not provide currently. As a result of these competitive factors, the Bank may have to pay higher rates of interest to attract deposits. In addition, non-depository institution competitors are generally not subject to the extensive regulations applicable to the Company and the Bank. Federal legislation in recent years has removed restrictions on the establishment of nationwide operations by commercial banks, further increasing competition from out-of-state financial institutions. No assurances can be given regarding the Bank's ability to compete effectively with these institutions.

     Supervision and Regulation. The banking industry is heavily regulated. The success of the Company and the Bank depends not only on competitive factors but also on state and federal regulations affecting banks and bank holding companies. These regulations are primarily intended to protect depositors, not shareholders. Regulation of the financial institutions industry is undergoing continued changes, and the ultimate effect of such changes cannot be predicted. Over the last 10 years, legislative enactments and the regulations thereunder have substantially increased the regulatory and supervisory requirements for financial institutions, which have resulted and will continue to result in increased operating expenses. Additional statutes affecting financial institutions have been proposed and may be enacted. Regulations now affecting the Company and the Bank may be modified at any time, and there is no assurance that such modifications will not adversely affect the business of the Company and the Bank.

     Economic Conditions. The success of the Company and the Bank depends, to a certain extent, upon economic and political conditions, both local and national, as well as governmental monetary policies. Conditions such as inflation, recession, unemployment, high interest rates, short money supply and other factors beyond the control of the Company and the Bank may adversely affect the Bank's deposit levels and loan demand and, therefore, the earnings of the Bank and the Company. There is no assurance that favorable economic development will occur or that the Bank's expectation of corresponding growth will be achieved.

     Lack of Plans to Pay Dividends. The Company has no plans to pay any cash dividends to its shareholders in the foreseeable future. Because the Company and the Bank are both start-up operations and have and may continue to incur initial losses, both the Company and the Bank intend to retain any earnings for the period of time that management believes necessary to ensure the success of their operations. The Company will be dependent upon the Bank for its earnings and funds to pay dividends on its common stock. The payment of dividends by the Company and the Bank is also subject to legal and regulatory restrictions. Any payment of dividends by the Company in the future will depend on the Bank's earnings, capital requirements, financial condition and other factors considered relevant by the Board of Directors.

     Lending Limit. Under the National Bank Act, the Bank is limited in the amount it can loan a single borrower (including the borrower's related interests) by the amount of the Bank's capital. These limits will increase and decrease as the Bank's capital increases and decreases as a

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result of the Bank's earnings or losses, among other reasons. Unless the Bank is able to sell participations in its loans to other financial institutions, the Bank will not be able to meet all of the lending needs of loan customers requiring aggregate extensions of credit above these limits.

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